UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

AP ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41176	98-1601227
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Collyer Quay, #14-06 Ocean Financial Center Singapore	049315
(Address of principal executive offices)	(Zip Code)

+65-6808 6510

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	APCA-U	New York Stock Exchange

Class A Ordinary Shares included as part of the units	APCA	New York Stock Exchange

Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	APCA-W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2023, AP Acquisition Corp (the “Company”) issued a promissory note (the “Extension Note”) to AP Sponsor LLC or its registered assigns or successors in interest (the “Payee”), pursuant to which the Payee agreed to deposit into the Company’s trust account established in connection with its initial public offering (the “Trust Account”) $200,000 each month (or a pro rata portion thereof if less than a month) (each a “Deposit”) until the earlier of (i) the date of the extraordinary general meeting held in connection with a shareholder vote to approve a business combination, and (ii) June 21, 2024 or such earlier date as determined by the Company’s board of directors the “Extended Date”). The Payee shall make each Deposit within three business days of the beginning of the extended period which such Deposit is for. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Deposit.

On September 19, 2023, the Company issued a promissory note (the “Working Capital Loan Note”) in the principal amount of up to $160,000 to the Payee. The Working Capital Loan Note was issued in connection with advances the Payee may make in the future to the Company for working capital expenses. The Note bears no interest and is payable promptly after the date on which the Company consummates an initial business combination.

The foregoing description of the Extension Note and the Working Capital Loan Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Extension Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the Working Capital Loan Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

The issuance of the Extension Note and Working Capital Loan Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2023, the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) to vote on the proposal described under Item 5.07 of this Current Report on Form 8-K. At the Extraordinary General Meeting, the Company’s shareholders approved an amendment to the Company’s amended and restated memorandum and articles of association (the “Extension Amendment”) to extend the date by which the Company has to consummate a business combination from September 21, 2023 to the Extended Date (the “Extension Amendment Proposal”). On September 20, 2023, the Company filed the Extension Amendment with the Cayman Islands General Registry.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting, the Company’s shareholders were presented with a proposal to approve the Extension Amendment (the “Extension Amendment Proposal”). Holders of 17,356,836 ordinary shares of the Company held of record as of August 28, 2023, the record date for the Extraordinary General Meeting, were present in person or by proxy, representing approximately 80.50% of the voting power of the Company’s ordinary shares as of the record date for the Extraordinary General Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Amendment Proposal were as follows:

The Extension Amendment Proposal

For	Against	Abstain
17,169,996	186,840	0

In connection with the vote to approve the Articles Amendment, the holders of 5,947,466 Class A ordinary shares of the Company properly exercised their right to redeem their shares.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Memorandum and Articles of Association.

10.1	Extension Note, dated as of September 19, 2023 and issued to AP Sponsor LLC.

10.2	Working Capital Note, dated as of September 19, 2023 and issued to AP Sponsor LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2023

AP Acquisition Corp

By:	/s/ Keiichi Suzuki
Name:	Keiichi Suzuki
Title:	Chief Executive Officer and Director